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                                                                    Exhibit 23.2



              Consent of Independent Certified Public Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of WCI Communities, Inc. of our report dated February 14, 2001 relating to the financial statements of WCI Communities, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
April 5, 2001